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                                                                EXHIBIT 2.4

                                  SEARCH-DACC
                             SHAREHOLDERS AGREEMENT

         THIS SEARCH-DACC SHAREHOLDERS AGREEMENT ("Agreement") is made and entered into as of August 2, 1996, by and between (i) Search Capital Group, Inc., a Delaware corporation ("Search") and (ii) Dealers Alliance Credit Corp., a Delaware corporation ("DACC"), on behalf of itself and all "DACC Shareholders" (as defined below).

                                R E C I T A L S

         A. Search, Newco and DACC have entered into that certain Asset Acquisition Agreement dated August 2, 1996 (the "Asset Acquisition
Agreement"). The delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Asset Acquisition Agreement. Capitalized terms that are not defined herein have the meanings assigned to them in the Asset Acquisition Agreement.

         B. Pursuant to the Asset Acquisition Agreement, Search will issue to DACC and the Subordinated Debt Holders the Search Securities specified in the Asset Acquisition Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged, Search and DACC hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

"Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities act.

"DACC Shareholders" means all of the stockholders of DACC as of Closing, and their respective successors and assigns.

"Registration Expenses" means the expenses so described in Section 4 hereof.




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"Registrable Securities" means (i) the Search Securities issued to DACC and the
Subordinated Debt Holders pursuant to the Asset Acquisition Agreement, (ii) any of the securities of search issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Search Securities; provided, however, that shares of the Search Securities or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker-dealer or underwriter in a public distribution or public securities transaction.

"Restricted Securities" means securities subject to the terms and conditions of Rule 145 and Rule 144 promulgated by the Commission pursuant to the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.       RESTRICTED SEARCH SECURITIES.

2.1 Stop Transfer Instructions/Securities Legend. DACC acknowledges and agrees that all of the Search Securities issued by Search at the closing will be Restricted Securities. DACC further acknowledges and agrees that stop transfer instructions have been given to Search's transfer agent and the Escrow Agent with respect to certificates evidencing the Search Securities and that there will be placed on the certificates evidencing the Search Securities a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULES 145 AND 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISTRIBUTED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE CONDITIONS SPECIFIED IN THAT CERTAIN ESCROW AGREEMENT DATED AUGUST 2, 1996 AMONG SEARCH CAPITAL GROUP, INC., SEARCH FUNDING IV, INC., DEALERS ALLIANCE CREDIT CORP., R-H CAPITAL PARTNERS, L.P., KELLETT





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         INVESTMENT CORPORATION AND U.S. TRUST COMPANY OF TEXAS, N.A.  A COPY
         OF SUCH AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR DIRECTED TO SEARCH AT ITS HEADQUARTERS IN DALLAS, TEXAS."

2.2 Removal of Securities Legend. Search agrees to remove promptly the stop transfer instructions and securities legend described in Section 2.1 by delivery of substitute certificates without such legend upon (i) the declaration by the Commission and all relevant state securities regulators of the effectiveness of the registration statement under the Securities Act ("Registration Effectiveness"), (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by DACC to Search of a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Search, to the effect that such securities legend is not required for purposes of the Securities Act.

2.3 Escrow Legend. DACC acknowledges and agrees that even after removal of the legend described in Section 2.1 on the certificates representing the Search Securities, the legend required by the Escrow Agreement shall remain on the certificates representing all of the Search Securities which are held by the Escrow Agent. Search agrees to remove promptly the escrow legend by delivery of substitute certificates without such legend upon the proper release of the aforesaid Search Securities from escrow.

3. REQUIRED REGISTRATION. Search shall (i) within six (6) months after Closing, file a registration statement with the Commission to effect the registration for the purposes of the reoffering and resale of the Search Securities under the Securities Act with respect to all, but not less than all, of the Registrable Securities held on behalf of DACC and the DACC Shareholders; and (ii) use its best efforts to cause the Commission to declare said registration statement effective under the Securities Act as promptly as possible but no later than ninety (90) days after filing the aforesaid registration statement with the Commission. Search shall be obligated to register Registrable Securities pursuant to this Section 3 on





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one (1) occasion only.  Notwithstanding anything to the contrary contained herein, the obligation of Search with respect to a registration under this
Section 3 shall be deemed satisfied only at such time as the registration statement covering all shares of Registrable Securities shall have become effective.

4. EXPENSES. All expenses incurred by Search in complying with this Agreement, including, without limitation, all registration, qualifications and filing fees, blue sky fees and expenses printing expenses, fees and disbursements of counsel and independent public accountants for Search, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, plus all costs incurred by DACC or the DACC Shareholders in connection with or applicable to the sale of the Registrable Securities, are herein called "Selling Expenses." Search and DACC agree that the Registration Expenses shall include the reasonable fees and expenses of one
(1) counsel for DACC and all DACC Shareholders in connection with the registration filed pursuant to this Agreement, provided that Search shall not be responsible for counsel fees and expenses in excess of Thirty Thousand Dollars ($30,000.00).

         Search will pay all Registration Expenses in connection with the registration statement filed pursuant to this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to this Agreement shall be borne by DACC and/or the DACC Shareholders.

5. INDEMNIFICATION. In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, Search will indemnify and hold harmless DACC and the DACC Shareholders against any losses, claims, damages, or liabilities, joint or several, to which DACC or the DACC Shareholders may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of





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any material fact contained in any registration under which such Registrable
Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Search of any rule or regulation promulgated under the Securities Act applicable to Search and relating to action or inaction by Search in connection with any such registration, and will reimburse DACC and the DACC Shareholders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Search will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and conformity with information furnished to Search by or on behalf of DACC in writing specifically for use in such registration statement or prospectus.

         Promptly after receipt by DACC of notice of the commencement of any action for which indemnification may be obtained hereunder, DACC shall, if a claim in respect thereof is to be made against Search hereunder, notify Search in writing thereof; but the omission to so notify Search shall not relieve Search from any liability which Search may have to DACC and the DACC Shareholders other than under this Section 5 and, in any event, only to the extent Search has been materially prejudiced by the failure to provide Search with such notice. In case any such action shall be brought against DACC , Search shall be entitled to participate in and, to the extent Search shall agree that it is liable to DACC or the DACC Shareholders for indemnification hereunder, to assume and undertake the defense thereof with counsel of search's own choosing, and, after notice from Search to DACC of Search's election so to assume and undertake the defense thereof and of its agreement that it is liable for indemnification hereunder, Search shall not be liable to DACC under this
Section 5 for any legal expenses subsequently incurred by DACC in connection with the





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defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that if the defendants in any such action include both DACC and Search and DACC or the DACC Shareholders shall have reasonably concluded that there may be reasonable defenses available to DACC or the DACC Shareholders which are different from or additional to those available to Search or if the interests of DACC or the DACC Shareholders reasonably may be deemed to conflict with the interests of Search, DACC or the DACC Shareholders shall have the right to select separate counsel, satisfactory to Search in its commercially reasonable discretion, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by Search as incurred.

6. CHANGE IN COMMISSION FORMS OR PROCEDURES. In the event that the Commission shall adopt new forms or procedures which authorize or permit other means of secondary distribution which may require action by Search other than registration under the Securities Act, the parties agree that the foregoing provisions shall apply, as nearly as may be possible, to such new forms or procedures so long as the economic or other burden of compliance therewith to Search or DACC is not materially greater than the burden contemplated by the foregoing provisions.

7.       TRANSFER OF REGISTRATION RIGHTS.

7.1 Transfers Permitted. DACC may assign its rights under this Agreement, but only to the trustee of a liquidating trust, and then only upon the prior written approval of Search, whose approval shall not be unreasonably withheld. DACC acknowledges that only DACC or the aforesaid liquidating trust trustee shall have the right to enforce DACC's rights under this Agreement prior to Registration Effectiveness.

7.2 Compliance with Laws and Agreements. Each such transfer shall comply with all applicable securities laws and any agreements between Search and the transferor.





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7.3      Transfer Instruments.  The transferee shall execute and deliver to
Search an agreement in form and substance satisfactory to Search by which the transferee agrees to be bound by all terms and provisions of this Agreement as an assignee of the transferred rights.

8.       REGISTRATION PROCEDURES.

8.1 In accordance with Section 3 above, when Search is required by the provisions of this Agreement to effect the registration of the Registrable Securities under the Securities Act, Search will:

         (a) prepare and file with the Commission a registration statement (which shall be on Form S-1 or other form of general applicability satisfactory to Search) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided in Section 8.1(b)). Search may include other securities in such registration statement in addition to the Registrable Securities at Search's option; provided that Search shall withdraw from such registration statement any securities that prevent Search from registering the Registrable Securities.

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith, including, without limitation, all filings and reports required to be filed under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, as may be necessary to keep such registration statement effective (i) if Search, using its commercially reasonable efforts, is able to maintain said registration pursuant to a Commission Form S-3 (including by way of amending such registration statement into a Form S-3 registration), until the earlier of (1) such time as all of the Registrable Securities shall have been sold and (2) such time as DACC and the DACC Shareholders shall no longer be subject to the restrictions on resale of the Registrable Securities of Rule 144 under the Securities Act; and (ii) if Search is





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         not able to utilize said Form S-3, then for a period of fifteen (15)
         months after the date said registration statement is declared effective by the Commission (provided, that in the event this clause
         (ii) shall become operative, Search shall continue to file with the Commission all filings and reports required to be filed under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, until the earlier of (A) such time as all of the Registrable Securities shall have been sold and (B) such time as DACC and the DACC Shareholders shall no longer be subject to the restrictions on resale of the Registrable Securities of Rule 144 under the Securities Act), and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period (for purposes of this paragraph (b), Form S-3 shall include any successor form promulgated by the Commission);

         (c) furnish to DACC and each DACC Shareholder such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities covered by such registration statement;

         (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under state "blue sky" laws in Texas and New York to the extent legally required;

         (e) use its commercially reasonable efforts to list or have approved for trading the Registrable Securities covered by such registration statement on each securities exchange upon which Search's other securities are listed and/or each over the counter market in which Search's other securities have been approved for trading, and if such securities are not so listed on the New York Stock Exchange or on the American Stock Exchange, than on the NASDAQ's National Market System at the time the registration statement becomes effective;





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         (f)     immediately notify DACC at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, included an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (g) make available for inspection by DACC, and any attorney, accountant, or other agent retained by DACC, all financial and other records, pertinent corporate documents, and properties of Search, and cause Search's officers, directors, and employees to supply all information reasonably requested by DACC or any such attorney, accountant, or agent in connection with such registration statement; and

         (h) in connection with each registration hereunder, DACC and each DACC Shareholder will furnish to Search in writing such information with respect to itself and the proposed distribution by it as shall be reasonably requested by Search in order to assure compliance with federal and applicable state securities laws.

9. DACC VOTES. DACC agrees that DACC shall vote the Search Securities in favor of adoption by Search's shareholders of the matters proposed for adoption at a special shareholders meeting as further described in Search's preliminary proxy materials as filed with the Commission on July 19, 1996 and provided to DACC. Search has provided a copy of all proxy materials to DACC for DACC's review prior to Closing. DACC and Search both further acknowledge that the above referenced preliminary proxy materials have been or will be amended. Search agrees to provide DACC with a copy of all amendments to the above referenced preliminary proxy materials prior to the date of said special shareholders meeting. DACC agrees to review all such preliminary proxy materials, and to vote the Search Securities in favor of all matters proposed for adoption as set forth in the amended proxy materials which it approves, acting in a commercially reasonable manner.





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10.      MISCELLANEOUS.

10.1 Further Assurances. The parties shall execute and deliver such other and further instruments and perform such other and further acts as may reasonably be required to fully consummate the transactions contemplated hereby.

10.2 Counterparts. This Agreement may be executed in one or more counterparts (which may be facsimile copies thereof), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives.

10.4 Notices. All notices or other communications hereunder shall be in writing and shall be sent by courier, or shall be sent by personal delivery, messenger or by electronic transmission (with answerback) to the addresses set forth for notices in the Asset Acquisition Agreement.

10.5 Governing Law. This Agreement shall be construed and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.6 Entire Agreement. This Agreement (together with the Asset Acquisition Agreement and the other agreements entered into pursuant thereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof.

10.7 Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by all the parties.





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10.8     Construction.  Whenever used herein, the neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, the singular number includes the plural, and the plural number includes the singular. The captions of the sections of this Agreement are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the construction or the interpretation of this Agreement or any amendments hereto.

10.9 Severability. The illegality, unenforceability or invalidity or any one or more covenants, phrases, clauses, sentences or sections of this Agreement, as determined by a court of competent jurisdiction, shall not affect the remaining portions of this Agreement, or any part thereof; and if any provision, section or subsection of this Agreement is adjudged by any court to e void or unenforceable in whole or in part, such provision, section or subsection, or portion thereof, shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent or, if it cannot be so amended without materially altering the intention of the parties as expressed herein, it shall be stricken and the remainder of this Agreement shall continue in full force and effect. Each provision, section and subsection of this Agreement is separable from every other provision, section and subsection and constitutes a separate distinct covenant.

10.10 Authority. Each party signing this Agreement, either directly or on behalf of another person or entity, represents and warrants that such party has all requisite authority to execute this Agreement and that such party will be bound hereby.





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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

SEARCH CAPITAL GROUP, INC  ("Search")


By: /s/ ROBERT D. IDZI
   --------------------------------
Title: E.V.P. & CFO
      -----------------------------

DEALERS ALLIANCE CREDIT CORP., on behalf of itself and all DACC Shareholders

By: /s/ RICHARD J. UHL
   --------------------------------
Title: CHIEF EXECUTIVE OFFICER
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Search-DACC Shareholders